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                                                                 EXHIBIT 2.13



                     AMENDMENT NO. 12 TO THE AMENDED AND
                RESTATED OPERATIONS AND SETTLEMENT AGREEMENT


         This Amendment No. 12 ("Amendment") to the Amended and Restated Operations and Settlement Agreement, as amended, (the "Agreement") is entered into as of February 28, 2000, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, Caremark Rx, Inc., a Delaware corporation, f/k/a MedPartners, Inc., and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                  RECITALS

         WHEREAS, the parties entered into the Agreement as of June 16, 1999;

         WHEREAS, the parties entered into Amendment No. 1 to the Agreement as of July 31, 1999;

         WHEREAS, the parties entered into Amendment No. 2 to the Agreement as of August 31, 1999;

         WHEREAS, the parties entered into Amendment No. 3 to the Agreement as of September 30, 1999;

         WHEREAS, the parties entered into Amendment No. 4 to the Agreement as of October 31, 1999;

         WHEREAS, the parties entered into Amendment No. 5 to the Agreement as of November 30, 1999;

         WHEREAS, the parties entered into Amendment No. 6 to the Agreement as of December 10, 1999;

         WHEREAS, the parties entered into Amendment No. 7 to the Agreement as of December 31, 1999;

         WHEREAS, the parties entered into Amendment No. 8 to the Agreement as of January 31, 2000;

         WHEREAS, the parties entered into Amendment No. 9 to the Agreement as of February 7, 2000;

         WHEREAS, the parties entered into Amendment No. 10 to the Agreement as of February 15, 2000; and






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         WHEREAS, the parties entered into Amendment No. 11 to the Agreement as of February 25, 2000.

         NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties agree as follows:


                                   AGREEMENT


         1. Section 13.2 of the Agreement is hereby amended by deleting "February 28, 2000" and inserting in its place "March 31, 2000."

         2.     The Agreement shall remain unchanged in all other respects.

         3. This Agreement may be executed in one or more counterparts each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of an original executed counterpart of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                CAREMARK Rx, INC.
                                a Delaware corporation

                                By: /s/ Edward L. Hardin, Jr.
                                   ---------------------------------------------


                                Title: EVP
                                      ------------------------------------------


                                MEDPARTNERS PROVIDER NETWORK, INC.,
                                a California corporation

                                By: /s/ Don Garner
                                   ---------------------------------------------

                                Title: Secretary
                                       -----------------------------------------


                                COMMISSIONER OF THE DEPARTMENT OF
                                CORPORATIONS

                                By: /s/ William Kenefick
                                   ---------------------------------------------
                                        William Kenefick

                                Title: Acting Commissioner of the Department of Corporations
                                        ----------------------------------------

                                J. MARK ABERNATHY,
                                as Special Monitor-Examiner and not individually

                                By: /s/ J. Mark Abernathy
                                   ---------------------------------------------

                                Title:  J. Mark Abernathy,
                                        as Special Monitor-Examiner
                                        ----------------------------------------


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